CONTRACT FOR SALE AND PURCHASE OF MAGNETOMETER

1. **Parties.** Seafarer Exploration Corp. (the "Company") of 10997 N. Dale Mabry Highway, Suite 209-N, Tampa, FL 33618 and the Regina Diane Kennedy Family Trust dated January 23, 2015 (the "Seller") of 19 Red Oak Drive, Conway, AR 72034. The parties hereby agree that the Seller shall sell and the Company shall buy the following described personal property pursuant to the terms and conditions of this Contract for Sale and Purchase.

WHEREAS, The Seller acquired a Geometrics Series G-882 Cesium Vapor Magnetometer (the "Magnetometer") in December of 2014 for the purpose of renting the Magnetometer to the Company: and

WHEREAS, The Seller and the Company previously agreed that the Company would pay the Seller a rental fee for the Magnetometer, however no rental agreement or specific rental fee was ever finalized and the Company has never paid any rental fees to the Seller for use of the Magnetometer; and

WHEREAS, The Seller desires to sell and the Company desires to purchase the Magnetometer from the Seller;

NOW THEREFORE, in consideration for the premises and the mutual promises hereinafter set forth, the Seller and the Company hereby agree as follows;

1. **Description of Property.** Geometrics Series G-882 Cesium Vapor Magnetometer ("Magnetometer") manufactured by Geometrics Inc. The serial number of the Magnetometer is "882083A".

2. **Purchase Price.** $25,000.

3. **Consideration.** The Seller has agreed to accept 25,000,000 shares of Seafarer Exploration Corp. restricted common stock for the Magnetometer. The Seller acknowledges that the stock will be restricted for a period of six months from the date of issuance pursuant to Rule 144. The Company will not owe the Seller any other consideration or fees, including rental fees, for the Magnetometer other than what is specified in this agreement.

4. **Effective Date.** September 2, 2016.

5. **Warranty and Ownership.** The Seller warrants that the Seller is the true and lawful owner of the Magnetometer, and the Magnetometer is currently, and will be at the Effective Date, free of any and all legal claims, liens, encumbrances, and offsets by others. Further, the Seller warrants that the Seller will defend the Buyer

against any and all lawful claims and demands whatsoever in relation to this contract.

6. **Disclaimer.** Other than the Seller's Warranty stated in Paragraph 5 above, the Buyer agrees to take the Magnetometer "As-Is" without any warranties, express or implied, as to its condition. A representative of the Buyer has personally inspected the Magnetometer and the Buyer accepts it "As-Is".

Agreed to and Accepted:

Regina Diane Kennedy Family Trust dated January 23, 2015

_______________________ DURABLE POWER OF ATTORNEY
Representative

Seafarer Exploration Corp.

____
Kyle Kennedy
Chairman and CEO

____
Robert Kennedy
Director

____
Charles Branscum
Director

against any and all lawful claims and demands whatsoever in relation to this contract.

6. **Disclaimer.** Other than the Seller's Warranty stated in Paragraph 5 above, the Buyer agrees to take the Magnetometer "As-Is" without any warranties, express or implied, as to its condition. A representative of the Buyer has personally inspected the Magnetometer and the Buyer accepts it "As-Is".

Agreed to and Accepted:

Regina Diane Kennedy Family Trust dated January 23, 2015

________________________ DURABLE POWER OF ATTORNEY
Representative

Seafarer Exploration Corp.

____
Kyle Kennedy
Chairman and CEO

____
Robert Kennedy
Director

Charles H Branscum
Charles Branscum
Director